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Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-40362 of The Laclede Group, Inc. and Laclede Gas Company and Registration Statement Nos. 333-86722 and 33-52357 of The Laclede Group, Inc. and 333-86722-01 of Laclede Capital Trust I on Form S-3 and in Registration Statement Nos. 333-90248, 333-90252, 333-90254, 333-91432,
333-102835 and 333-102836 of The Laclede Group, Inc. on Form S-8 of our report dated November 18, 2003 (relating to the financial statements of The Laclede Group, Inc.) appearing in this Annual Report on Form 10-K of The Laclede Group, Inc. and Laclede Gas Company for the year ended September 30, 2003.

We also consent to the incorporation by reference in Registration Statement No. 333-40362 of The Laclede Group, Inc. and Laclede Gas Company on Form S-3 of our report dated November 18, 2003 (relating to the financial statements of Laclede Gas Company) appearing in Exhibit 99.1 of this Annual Report on Form 10-K of The Laclede Group, Inc. and Laclede Gas Company for the year ended September 30, 2003.

Deloitte & Touche
St. Louis, MO
November 21, 2003